UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 18, 2014

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

We entered into a definitive purchase agreement dated July 18, 2014 with unrelated third party sellers to acquire additional leasehold interests in Midland, Glasscock, Reagan and Upton Counties, Texas in the Permian Basin, for an aggregate purchase price of approximately $538.0 million, subject to certain adjustments. This transaction includes 16,773 gross (13,136 net) acres with a 78% working interest (approximately 75.1% net revenue interest). During May 2014, based on the information reported by the operator, net production attributable to the acreage we have under contract was approximately 2,173 BOE/d (approximately 64% oil) from 131 gross (94 net) producing vertical wells and net proved reserves as of June 1, 2014, based on our internal estimates, were approximately 5,202 MBOE. We will become the operator of approximately 88% of this acreage following the closing of the acquisition. The acquisition is scheduled to close in early September 2014, however the transaction remains subject to completion of due diligence and satisfaction of other closing conditions. There can be no assurance that we will acquire all or any portion of the acreage subject to the purchase agreement.

The preceding summary of the purchase agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 21, 2014, we issued a press release announcing the signing of the purchase agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
2.1#
Purchase and Sale Agreement, dated as of July 18, 2014, by and among Rio Oil and Gas, LLC, Rio Oil and Gas (Permian) LLC, Rio Oil and Gas (OPCO), LLC, Bluestem Energy, LP, Bluestem Energy Partners, LP, Bluestem Energy Holdings, LLC, Bluestem Energy Assets, LLC, Bluestem Acquisitions, LLC, BC Operating, Inc., Crown Oil Partners V, LP and Crump Energy Partners II, LLC, as sellers, and Diamondback E&P LLC, as buyer.

99.1	Press release dated July 21, 2014 entitled “Diamondback Energy To Acquire Additional Acreage In Midland Basin—Increases 2014 Production Outlook and Provides Operations Update.”

#             The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	July 21, 2014	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit
2.1#
Purchase and Sale Agreement, dated as of July 18, 2014, by and among Rio Oil and Gas, LLC, Rio Oil and Gas (Permian) LLC, Rio Oil and Gas (OPCO), LLC, Bluestem Energy, LP, Bluestem Energy Partners, LP, Bluestem Energy Holdings, LLC, Bluestem Energy Assets, LLC, Bluestem Acquisitions, LLC, BC Operating, Inc., Crown Oil Partners V, LP and Crump Energy Partners II, LLC, as sellers, and Diamondback E&P LLC, as buyer.

99.1	Press release dated July 21, 2014 entitled “Diamondback Energy To Acquire Additional Acreage In Midland Basin—Increases 2014 Production Outlook and Provides Operations Update.”

#             The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.

4